UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2023

ADVANCE AUTO PARTS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-16797	54-2049910
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4200 Six Forks Road, Raleigh, North Carolina 27609

(Address of principal executive offices) (Zip Code)

(540) 362-4911

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AAP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2023, the Board of Directors (the “Board”) of Advance Auto Parts, Inc. (the “Company”) appointed Shane M. O’Kelly, 54, to the position of President, Chief Executive Officer and as a director of the Company, commencing September 11, 2023.

Mr. O’Kelly joins the Company from HD Supply, a national distributor and provider of maintenance, repair and operations (“MRO”) products and a wholly owned subsidiary of The Home Depot, Inc. (the “Home Depot”), a leading home improvement retailer, where he has served as Chief Executive Officer since December 2020. From March 2018 through December 2020, Mr. O’Kelly served as Chief Executive Officer of Interline Brands, Inc., a leading national distributor and marketer of MRO products that was merged into Home Depot in December 2020. He previously served as Chief Executive Officer of PetroChoice Holdings, Inc., a leading national lubricant distributor, from June 2011 to March 2018, and as Chief Executive Officer of AH Harris & Sons, Inc., a specialty construction supply distributor, from January 2008 to June 2011. Mr. O’Kelly formerly served as a Captain in the U.S. Army.

On August 21, 2023, the Company and Mr. O’Kelly entered into an Employment Agreement, commencing September 11, 2023 (the “Employment Agreement”), pursuant to which Mr. O’Kelly will be entitled to an annual base salary of $1,125,000 and, beginning in 2024, will be eligible to participate in the Company’s annual incentive bonus plan with a bonus target of 150% of base salary (the “Target Bonus Amount”) and a maximum bonus opportunity of 200% of the Target Bonus Amount, based on the Company’s performance as measured against such corporate and individual performance goals and criteria as may be established by the Compensation Committee of the Board (the “Committee”) from time to time. He will also receive the following one-time cash signing bonuses: (1) $1,000,000, payable as soon as practicable following September 11, 2023, (2) $500,000 payable on or prior to March 15, 2024 and (3) $500,000 payable upon his relocation to Raleigh, North Carolina not later than September 15, 2024, each of which are subject to repayment in part or full under certain separation circumstances within the first and second anniversaries of the respective bonus payment dates as further described in the Employment Agreement. Until his relocation is complete, Mr. O’Kelly will be entitled to receive certain lodging expenses and commercial air travel commuting expenses as described in the Employment Agreement.

Mr. O’Kelly is eligible to receive annual equity grants under the Company’s 2023 Omnibus Incentive Compensation Plan with a grant type mix determined by the Committee consistent with that used for other executives of the Company. Under the Employment Agreement, his annual equity award for 2024 will have a grant-date fair value of $6,500,000. In addition, in connection with his appointment, Mr. O’Kelly will receive a sign-on equity award consisting of 78,982 restricted stock units and 150,000 stock options, each vesting ratably over a three-year term subject to continued employment with the Company through such dates of vesting.

Upon termination of employment by Mr. O’Kelly for Good Reason or by the Company without Due Cause (and not in connection with a Change in Control) (as each such terms are defined in the Employment Agreement), Mr. O’Kelly will be entitled to: (1) one and a half times the sum of (a) his base salary and (b) the three-year average of his annual bonus payments (or, if termination occurs before he has received an annual bonus payment, his Target Bonus Amount), (2) the pro rata portion of any annual cash bonus that would have been payable to him, provided that the criteria for such bonus other than his continued employment have been satisfied, (3) outplacement assistance, at a cost to the Company not to exceed $12,000, for a period of up to 12 months, (4) continuing medical, dental and vision benefits and premiums for up to 18 months post-termination, (5) if not already paid, the second of the three sign-on cash bonuses enumerated above and (6) if not fully vested, acceleration of the unvested sign-on restricted stock units and stock options. Upon termination of employment other than death, Disability (as such term is defined in the Employment Agreement) or Due Cause, or upon resignation for Good Reason, within three months prior to or 12 months following a Change in Control, Mr. O’Kelly will receive the same such benefits except that the multiplier for the base salary and bonus payments shall be two times such amounts. Any severance benefits paid would be subject to Mr. O’Kelly’s execution (without revocation) of a general release of claims against the Company.

Pursuant to the terms of the Employment Agreement, Mr. O’Kelly is subject to certain restrictive covenants, including, among others, non-disclosure of confidential information, non-disparagement, non-solicitation of customers, suppliers, employees, agents or independent contractors, which runs for two years following his termination of employment, and non-competition, which runs for one year following his termination of employment.

The Employment Agreement provides for an initial three-year employment term, after which the term will automatically renew for additional one-year periods until either party provides at least 90 days’ notice of its intention not to extend the agreement, unless the Employment Agreement terminates sooner pursuant to its terms.

The foregoing summary description of the Employment Agreement is qualified in its entirety by reference to the complete text of the Employment Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Company’s current President, Chief Executive Officer, Thomas R. Greco, will remain in the role until September 11, 2023. Mr. Greco has resigned from the Board effective September 11, 2023, and will serve as an advisor to the Company until March 9, 2024.

On August 18, 2023, the Company appointed Anthony A. Iskander, 49, to the position of Interim Chief Financial Officer, effective immediately. The Company’s former Executive Vice President, Chief Financial Officer, Jeffrey W. Shepherd, separated from the Company effective August 18, 2023. Mr. Shepherd’s departure is not the result of any disagreement regarding the Company’s financial reporting or accounting policies, procedures, estimates or judgments. His separation constitutes, and he will receive severance benefits consistent with, a separation without Due Cause pursuant to the Employment Agreement, effective September 17, 2018, between the Company and Mr. Shepherd, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on November 13, 2018, and incorporated herein by reference.

Mr. Iskander has served as the Company’s Senior Vice President, Finance and Treasurer since October 2020. From July 2018 to October 2020, he served as the Company’s Vice President, Finance and Treasurer and from August 2017 to July 2018, he served as the Company’s Director of Finance and Assistant Treasurer. Prior to joining the Company, Mr. Iskander served for eleven years with Hill-Rom Holdings, Inc., a medical technology provider, in a variety of finance roles with increasing levels of responsibility. He began his career at ATA Airlines, Inc., a commercial airliner, where he served in accounting, financial reporting and treasury roles.

In connection with his appointment to Interim Chief Financial Officer, Mr. Iskander will receive an increase in base salary to $406,000 and an increase in target 2024 equity award value to $350,000, as well as a monthly cash payment of $25,000 for each month during which he serves in such role. He will also receive restricted stock units with an aggregate grant date fair value of $500,000, vesting ratably over three years subject to continued employment with the Company at such vesting dates.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Employment Agreement, dated August 21, 2023, between Advance Auto Parts, Inc. and Shane M. O’Kelly.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

ADVANCE AUTO PARTS, INC.

Dated: August 23, 2023	By:	/s/ Anthony A. Iskander
Anthony A. Iskander
Interim Chief Financial Officer, Senior Vice President, Finance and Treasurer